Exhibit 99.2

Contact: Tim Berryman Director – Investor Relations Medical Properties Trust, Inc. (205) 397-8589 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST ANNOUNCES PUBLIC OFFERING OF

37,500,000 SHARES OF COMMON STOCK

BIRMINGHAM, Ala., April 25, 2017 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) announced today that it has commenced an offering to sell 37,500,000 shares of its common stock in an underwritten public offering. The Company intends to grant the underwriters in the offering a 30-day option to purchase up to an additional 5,625,000 shares of its common stock.

The Company intends to use the net proceeds from the offering to fund the cash purchase price payable by MPT in connection with its acquisition of eight hospitals in Florida, Ohio and Pennsylvania from Steward Health Care System LLC (the “Steward Transactions”), the purchase of two acute care hospitals located in the Ohio Valley Region from Alecto Healthcare Services LLC (the “Alecto Acquisition”), the purchase of the St. Joseph Medical Center in Lewiston, Idaho, and Lourdes Health in Pasco, Washington, from RCCH HealthCare Partners (the “RCCH Acquisition”), with the balance of the net proceeds to be used to repay borrowings under the Company’s revolving credit facility. The Company may use any remaining net proceeds from this offering to partially fund the contractual purchase price for any potential transactions that it consummates in the future. This offering is not conditioned upon the successful completion of the Steward Transactions, the Alecto Acquisition, the RCCH Acquisition or the previously announced acquisition of assets from affiliates of Median Kliniken S.à.r.l. (“the “New MEDIAN Transactions”). Pending such use, the Company intends to invest the net proceeds from the offering in short-term interest-bearing securities.

Goldman, Sachs & Co., BofA Merrill Lynch and KeyBanc Capital Markets will act as joint book running managers for the offering. The offering will be made under the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”). When available, a copy of the preliminary prospectus supplement, final prospectus supplement and the prospectus relating to the offering may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526, email: prospectus-ny@ny.email.gs.com, from BofA Merrill Lynch, Attention: Prospectus Department, 200 North College Street, 3rd Floor, NC1-004-03-43, Charlotte, NC 28255-0001 or by email at dg.prospectus_requests@baml.com, or from KeyBanc Capital Markets Inc., Attention: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, OH 44114, telephone: (800) 859-1783, or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities.

This press release includes “forward-looking statements” within the meaning of securities laws of applicable jurisdictions. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding MPT’s plans, strategies, objectives, targets, future expansion and development activities, expected financial performance and expected use of proceeds from this offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all), of the Steward Transactions, the Alecto Acquisition, the RCCH Acquisition and the New MEDIAN Transactions; the amount of acquisitions of healthcare real estate, if any; capital markets conditions; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and the factors referenced under the section captioned “Item 1.A Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2016. Actual results, performance or achievements may vary materially from any projections and forward looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements, and MPT disclaims any responsibility to update such information.

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